UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2006, H&E Equipment Services, Inc. ("H&E Inc.") and its wholly-owned subsidiary, H&E Finance Corp. ("H&E Finance" and together with H&E Inc., the "Issuers"), in connection with their previously announced tender offer and consent solicitation with respect to their 11 1/8% Senior Secured Notes due 2012 (the "Senior Secured Notes") and 12 1/2% Senior Subordinated Notes due 2013 (the "Senior Subordinated Notes") (collectively, the "Notes"), entered into (i) a Supplemental Indenture, dated as of June 6, 2006, by and among the Issuers, the guarantors party thereto, and Bank of New York as trustee (the "Senior Secured Supplemental Indenture"), supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the Senior Secured Notes were issued (as supplemented, the "Senior Secured Indenture") and (ii) a Supplemental Indenture, dated as of June 6, 2006, by and among the Issuers, the guarantors party thereto, and Bank of New York as trustee (the "Senior Subordinated Supplemental Indenture" and together with the Senior Secured Supplemental Indenture, the "Supplemental Indentures"), supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the Senior Subordinated Notes were issued (as supplemented, the "Senior Subordinated Indenture" and together with the Senior Secured Indenture, the "Indentures").

The Supplemental Indentures effect certain amendments to the Indentures proposed in connection with the tender offer and consent solicitation, which will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indentures. The amendments will not, however, become operative until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by the Issuers pursuant to the terms of the tender offer and consent solicitation.

A copy of the Supplemental Indentures, attached hereto as Exhibits 4.1 and 4.2, are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2006, H&E Inc. issued a press release announcing (i) the receipt of the requisite consents in connection with the Issuers’ previously announced tender offer and consent solicitation with respect to the Notes and (ii) the execution of the Supplemental Indentures. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Supplemental Indenture, dated as of June 6, 2006, by and among the H&E Equipment Services, Inc. and H&E Finance Corp., the guarantors party thereto, and Bank of New York as trustee, supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the 11 1/8% Senior Secured Notes due 2012 were issued.

4.2 Supplemental Indenture, dated as of June 6, 2006, by and among the H&E Equipment Services, Inc. and H&E Finance Corp., the guarantors party thereto, and Bank of New York as trustee, supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the 12 1/2% Senior Subordinated Notes due 2013 were issued.

99.1 Press release by H&E Equipment Services, Inc, dated June 6, 2006, announcing (i) the receipt of the requisite consents in connection with the previously announced tender offer and consent solicitation by H&E Equipment Services, Inc. and H&E Finance Corp. with respect to their 11 1/8% Senior Secured Notes due 2011 and 12 1/2% Senior Subordinated Notes due 2013 and (ii) the execution of supplemental indentures to the indentures pursuant to which the Senior Secured Notes and the Senior Subordinated Notes were issued.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

June 7, 2006	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of June 6, 2006, by and among the H&E Equipment Services, Inc. and H&E Finance Corp., the guarantors party thereto, and Bank of New York as trustee, supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the 11 1/8% Senior Secured Notes due 2012 were issued.
4.2	Supplemental Indenture, dated as of June 6, 2006, by and among the H&E Equipment Services, Inc. and H&E Finance Corp., the guarantors party thereto, and Bank of New York as trustee, supplementing that certain Indenture, dated as of June 17, 2002, pursuant to which the 12 1/2% Senior Subordinated Notes due 2013 were issued.
99.1	Press release by H&E Equipment Services, Inc, dated June 6, 2006, announcing (i) the receipt of the requisite consents in connection with the previously announced tender offer and consent solicitation by H&E Equipment Services, Inc. and H&E Finance Corp. with respect to their 11 1/8% Senior Secured Notes due 2011 and 12 1/2% Senior Subordinated Notes due 2013 and (ii) the execution of supplemental indentures to the indentures pursuant to which the Senior Secured Notes and the Senior Subordinated Notes were issued.